SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 2001


                               e-Synergies, inc.
                  -------------------------------------------
             (Exact name of registrant as specified in its charter)


California                            000-30071                91-2021595
--------------------------------      ------------          ----------------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)                File Number)         Identification No.)



3 Corporate Plaza, Suite 250
Newport Beach, California                                        92660
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (949)219-0169
                                                   --------------

-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8-K/A is an amendment to the Form 8-K filed on November 30, 2001, relating to the acquisition by e-Synergies, inc. ("e-Synergies") of all of the issued and outstanding shares of e2 Communications, Inc. ("e2") pursuant to a Plan and Agreement of Merger dated October 12, 2001, as amended. Copies of the Plan and Agreement of Merger dated October 12, 2001 and the Amendment to the Plan and Agreement of Merger, dated November 14, 2001 were included with the Form 8-K filed on November 30, 2001. The purpose of this amendment is to file the consolidated financial statements of e2 Communications, Inc. and its subsidiary for the years ended December 31, 2000 and December 31, 1999 and to file the pro forma consolidated financial statements of e-Synergies for the year ended August 31, 2001.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                     a.      Financial Statements of Business Acquired.

Exhibit 7.3
                     b.      Pro Forma Financial Information.

Exhibit 7.4
                     c.      Exhibits.

7.1 Plan and Agreement of Merger dated October 12, 2001, by and among e-Synergies, e2 Acquisition and e2. Incorporated by reference to the same numbered Exhibit to the Report on Form 8-K filed on November 30, 2001.


7.2 Amendment dated November 14, 2001 to Plan and Agreement of Merger. Incorporated by reference to the same numbered Exhibit to the Report on Form 8-K filed on November 30, 2001.

7.3 Consolidated financial statements of e2 Communications, Inc. and its subsidiary for the years ended December 31, 2000 and December 31, 1999.

 7.4 Pro forma consolidated financial statements of e-Synergies, inc. for the year ended August 31, 2001.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2002


e-Synergies, inc.


By:  Thomas Ronk
     --------------
     Thomas Ronk, President


Exhibit 7.3 Consolidated financial statements of e2 Communications, Inc. and its subsidiary for the years ended December 31, 2000 and December 31, 1999.


                           Independent Auditors' Report

The Board of Directors and Shareholders
e2 Communications, Inc.:

We have audited the accompanying consolidated balance sheets of e2 Communications, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of e2 Communications, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.



KPMG LLP
-------------
By:  KPMG LLP
Dallas, Texas

March 16, 2001
                            e2 Communications, Inc.
                          Consolidated Balance Sheets
                    December 31, 2000 and December 31, 1999

Assets
                                                         December 31,
                                                      2000         1999
                                                   ----------   -----------
Current assets:

Cash and cash equivalents                          $  272,105     1516,478

Accounts receivable, less allowance
 for bad debts of approximately
 $196,000 in 2000 and $71,000 in 1999               1,547,224       81,244
Prepaid expenses                                       49,813        9,449
                                                   ----------   -----------
Total current assets                                1,869,142    1,607,171
                                                   ----------   -----------
Furniture, equipment and leasehold
 improvements, net (note 2)                         1,688,038      494,751
Other assets, net                                      94,905      209,684
                                                   ----------   -----------
Total assets                                       $3,652,085    2,311,606
                                                   ==========   ===========


                      Liabilities, Redeemable Convertible
               Preferred Stock and Shareholders' Equity (Deficit)


Accounts payable                                   $  384,816      207,467
Accrued expenses                                      804,638       87,367
Deferred revenue                                      975,602      123,115
Note payable                                                -       36,218
                                                   ----------   -----------
    Total liabilities                               2,165,056      454,167
                                                   ==========   ===========

Shareholders' equity (notes 4, 5 and 6):
Preferred Stock (10,000,000 shares authorized):

Series A redeemable convertible preferred
stock, $0.01 par value, 300,000 shares
issued and outstanding at December 31, 2000
and 1999, liquidation value $2,250,000.             2,250,000    1,012,500

Series B redeemable convertible preferred
stock, $0.01 par value, 750,000 and
339,860 shares issued and outstanding at
December 31, 2000 and 1999, respectively,
liquidation value $5,625,000                        5,614,199    2,379,020

Series C redeemable convertible preferred
stock, $0.01 par value, 2,181,990 shares
issued and outstanding at December 31, 2000
and 1999, liquidation value $5,454,975              5,382,116            -

Common stock, $0.01 par value:
90,000,000 shares authorized:
14,283,567 and 12,663,894 shares issued
and outstanding at December 31, 2000
and 1999, respectively                                142,835      126,639

Additional paid-in-capital                          6,766,656    4,568,092
Notes receivable from shareholders                   (700,000)           -
Accumulated other comprehensive income (loss)         (44,044)      (3,329)
Accumulated deficit                               (17,924,733)  (6,225,483)
                                                   ----------   -----------
Total shareholders' equity                          1,487,029    1,857,439
                                                   ----------   -----------
Total liabilities and equity                     $  3,652,085    2,311,606
                                                   ==========   ===========


           See accompanying notes to consolidated financial statements.



                            e2  Communications, Inc.
                     Consolidated Statements of Operations
                  Years ended December 31, 2000, 1999 and 1998

                                         2000          1999           1998
                                       --------      --------       ---------
Revenues:

Hosted services                     $ 2,319,913     $  156,513    $  62,138
Professional services                   871,212         17,494       51,994
  Product license fees                   21,330        118,614       22,435
                                       --------      ---------      ---------
Total revenue                         3,212,455        292,621      136,567
Cost of revenues:
Hosted services                         792,806        143,233            -
Professional services                   772,716        244,224      278,730
                                       --------      ---------      ---------
Total cost of revenue                 1,565,522        387,457      278,730
                                       --------      ---------      ---------
Gross profit                          1,646,933        (94,836)    (142,163)
Operating expenses:
Product development expense           2,728,746        901,554      488,542
Sales and marketing expense           6,921,727      1,583,735    1,413,493
                                       --------      ---------      ---------
General and administrative expense    3,741,790      1,098,345      561,877
Total operating expenses             13,392,263      3,583,634    2,463,912
                                       --------      ---------      ---------

Operating loss                      (11,745,330)    (3,678,470)  (2,606,075)
Interest and other income:               46,080         46,856       14,285
                                       --------      ---------      ---------
Net loss                         $  (11,699,250)   $(3,631,614) $(2,591,790)
                                       ========      =========      =========



           See accompanying notes to consolidated financial statements.



                            E2  COMMUNICATIONS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                             2000          1999          1998
                                            --------      --------      -------
Cash flows from operating activities:
Net loss                               $(11,699,250)  $(3,631,614) $(2,591,790)

Adjustment to reconcile net loss
 to cash used in operating activities:
Depreciation and amortization expense       508,307       141,487       35,569
Loss on disposal of equipment                 9,044             -            -
Stock compensation expense                   41,688        10,422            -
Foreign translation adjustment                    -             -            -
Changes in operating assets
 and liabilities, exclusive of
 the effects of acquisition:
Accounts receivable, net                 (1,506,695)      (34,226)     (20,337)
Prepaid expenses and other assets           (59,985)       (8,860)     (97,057)
Accounts payable and accrued expenses       894,620      (111,772)     336,161
  Deferred revenue                          852,487       123,115            -
                                            --------      --------      -------
Cash used in operating activities       (10,959,784)   (3,511,448)  (2,337,454)
                                            --------      --------      -------
Investing activities:
                                            --------      --------      -------
Purchases of capital assets              (1,579,638)     (393,189)    (207,307)
                                            --------      --------      -------
Payments on note payable                    (36,218)            -            -
Proceeds from disposal of equipment           3,400             -            -
Cash used in investing activities        (1,612,456)     (393,189)    (207,307)

Financing activities:

Net proceeds from issuance
 of common stock                          3,089,173     1,481,241    2,828,693
                                            --------      --------      -------
Net proceeds from issuance
 of preferred stock                       8,238,694     3,391,520            -
Cash provided by financing activities    11,327,867     4,872,761    2,828,693
Increase (decrease) in cash              (1,244,373)      968,124      283,932

Cash balance at beginning of year         1,516,478       548,354      264,422
                                            --------      --------      -------
Cash balance at end of year            $    272,105   $ 1,516,478   $  548,354
Summary of non-cash financing activities:
Issuance of stock in exchange
 for note receivable                   $    700,000   $         -   $        -
                                       ============= ============   ==========
Net assets acquired in
 business combination for stock        $          -   $    84,375   $        -


           See accompanying notes to consolidated financial statements.


                            E2  COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 2000 AND DECEMBER 31, 1999

(1)        Summary of Significant Accounting Policies

(a)        General Description of Business

e2 Communications, Inc. (the Company) was incorporated in Texas on September 29, 1997. The Company provides a method for customers to build brand awareness, promote brand loyalty or to drive specific customer actions through e-mail marketing. The Company is creating an email marketing infrastructure using both technology and services to resolve problems of technology development and customer reach. The Company's proprietary product, e2Mail, provides the online marketing infrastructure to deliver email marketing solutions to multiple businesses simultaneously, regardless of size or industry. The Company derives substantially all of its revenues from these hosted email marketing services and related professional services associated with the process.

(b)   Liquidity

From January 1, 1998 to December 31, 2000, the Company has generated an accumulated deficit of approximately $18.0 million. While the Company expects operating cash flows to meet its working capital requirements needed for 2001, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company's needs or on terms acceptable to the Company. If operating cash flows and/or additional financing do not provide the expected level of cash flows, the Company's operations would be curtailed.

(c)   Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

(d)   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenue and expense during the reporting period. Actual result could differ from those estimates.

(e)   Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less at the date of purchase to be cash equivalents. As of December 31, 2000 and 1999, cash equivalents consisted solely of a money market fund. The Company is exposed to credit risk in the event of default by the financial institutions to the extent of the amounts recorded on the balance sheets in excess of amounts that are insured by the FDIC.

(f)   Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. The Company depreciates furniture and equipment using the straight-line method over their estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the lease term using the straight-line method.

(g)   Goodwill and Other Intangible Assets

The cost of acquired businesses is allocated first to identifiable assets based on estimated fair values. Costs allocated to identifiable intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets, as determined by underlying contract terms or independent appraisals. The excess of the purchase price over the fair value of identifiable assets acquired, net of liabilities assumed, is recorded as goodwill and amortized on a straight-line basis over the estimated useful life. The useful life of recorded goodwill has been estimated to be one year.

The Company periodically evaluates the carrying amounts of goodwill, as well as the related amortization period, to determine whether adjustments to these amounts or useful lives are required, based on current events and circumstances. The evaluation is based on the Company' projection of the undiscounted future operating cash flows of the acquired operation over the remaining useful lives of the related goodwill. To the extent such projections indicate that future undiscounted cash flows are not sufficient to recover the carrying amounts of related goodwill, the underlying assets are written down by charges to expense so that the carrying amount is equal to future undiscounted cash flows. The assessment of recoverability of goodwill will be affected if estimated future operating cash flows are not achieved.

(h)   Stock-based Compensation

The Company accounts for stock options using the intrinsic-value method as outlined under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations. In accordance with

Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation, the Company has disclosed pro forma net income as if the fair-value method had been applied.

(i)   Revenue Recognition

The Company provides hosted outbound and in-bound e-mail marketing services via its product, e2 Mail. Based on this product, the Company has three types of revenue streams: hosted services, professional services, and product licenses and maintenance fees.

Hosted services revenue represents the set-up fee and monthly subscription to the e2 Mail product for a set contract term, typically one year. Revenue related to the set-up fee is deferred until the set-up is complete, and then recognized ratably over the longer of the life of the customer relationship or the contract term. Revenue for professional services are recognized as the services are performed. Software license revenue is generally recognized when the following criteria have been met: (a) a written contract for the license of software has been executed, (b) the Company has delivered the product to the customer, (c) the license fee is fixed or determinable, and (d) collectibility of the resulting receivable is deemed probable. Because evidence of fair value does not exist for the separate elements of the software arrangement, revenue from the entire arrangement is recognized ratably over the term of the maintenance contract.


(j)    Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the financial statement carrying amount and tax bases of assets and liabilities, and for loss carryforwards and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered are settled. The Company records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(k)    Stock Split

On February 17, 2000, the Board of Director's declared a three-for-one common stock split which would be effective April 28, 2000. To accomplish the split, the Company distributed two shares of common stock for each share of common stock outstanding at the close of business on April 28, 2000. The par value of
the of the common stock remains $0.01.   All references to the number of common
shares and per common share amounts have been restated to give retroactive effect to the stock split for all periods presented.

(2)   Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold
 improvements at December 31, 2000
 and 1999 consisted of the following:            2000           1999
                                               --------       --------
Furniture and fixtures                       $ 347,684         53,079
Computer equipment                           1,371,119        487,231
Computer software                              380,070         44,353
Leasehold improvements                          23,627          5,392
                                             2,122,500        590,055

Less accumulated depreciation
 and amortization                             (434,462)       (95,304)

Furniture, equipment and leasehold
improvements, net                          $ 1,688,038        494,751

During 2000, the Company disposed of equipment with a book value of $12,444, net of accumulated depreciation of $34,749.


 (3)   Notes Receivable from Shareholders

In connection with certain stock purchase arrangements with certain shareholders, the Company and such individuals entered into limited recourse note arrangements which provides such employees the funds necessary to acquire shares of common stock. These notes receivable amounting to approximately $700,000 at December 31, 2000, are reflected as an increase to stockholders' deficit, bear interest at approximately 6.5% and are due in full by February 2004. Additionally, the purchased shares serve as collateral for the notes receivable.

(4)   Common Stock

During 1998, 2,572,230 shares of common stock were sold to certain key employees, directors and investors at a purchase price of $1.13 per share which generated proceeds of $2,828,693, net of directing financing costs of $65,060. During 1999, 1,316,664 shares of common stock were sold to certain key employees, directors and investors at a purchase price of $1.13 per share which generated proceeds of $1,481,241. As stated in note 9, the Company issued 75,000 shares of common stock to acquire e2 Europe Limited during 1999.

During 2000, 1,263,417 shares of common stock were issued, of which 39,942 were issued as consideration for capital raising activities, to certain key employees, directors and investors at a purchase price ranging from $2.33 per share to $2.50 per share. The Company generated proceeds of $3,025,885 from the issuance of these securities. The Company issued an additional 300,000 shares of common stock to members of management at a price of $2.33 in exchange for notes (note 3).

(5)   Stock Option Plan

The Company adopted the e2 Communications, Inc. 1998 Stock Option Plan (the
Plan) on October 29, 1998. The 1998 Plan provides for the issuance of stock options to attract, retain and motivate management, directors and professional employees.

The Company has reserved 4,350,000 shares of common stock for issuance under the Plan.

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. APB No. 25 requires compensation expense to be recorded for any excess of the market value of the underlying stock over the option price on the measurement date. The exercise price equaled the market price at the date of grant for all option grants during 2000, 1999 and 1998, and no compensation expense has been recognized for awards with a measurement date the same as the grant date. During September 1999, the Company granted options to certain employees whereby the number of options to be received was contingent on certain performance targets. These grants have been accounted for as variable awards under the provisions of APB 25. In accordance with the provisions of APB 25, the Company has recorded compensation expense of $10,422 and $41,688 in 1999 and 2000, respectively.

Pro forma information regarding net income and earnings per share is required by FAS No. 123 and has been determined as if the Company has accounted for its stock options under the fair value method defined by FAS No. 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for fiscal year 2000, 1999 and 1998: interest rates of 6% for 2000 and 1999, 5% for 1998; dividend yields of 0.0%; volatility factors of expected market price of the Company's common stock of 0%; and expected option life of four years. The weighted-average fair value of options granted during 2000, 1999 and 1998 was $0.31, $0.14 and $0.13, respectively.

Had the Company determined compensation cost based on the estimated fair value of stock options at the grant date in accordance with FAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

Net loss:
                            2000             1999         1998
                           -------          -------      ------
     As reported         $ (11,699,250)   (3,631,614)  (2,591,790)
     Pro forma             (11,893,044)   (3,700,644)  (2,603,455)


A summary of the Company's stock option activity and related information follows for the year ended December 31, 2000 and the three years ended December 31, 2000:

                                           Number of    Weighted-
                                           shares       average exercise price
                                           ---------    ----------------------

Outstanding at December 31, 1997           696,000      $       0.03
                Granted                    900,000              1.13
                Exercised
                Canceled
Outstanding at December 31, 1998         1,596,000              0.65
                Granted                    271,500              1.13
                Exercised
                Canceled
Outstanding at December 31, 1999         1,867,500              0.72
                Granted                  1,461,881              2.42
                Exercised                  (56,256)             1.13
                Canceled                   (81,188)             1.75
Outstanding at December 31, 2000         3,191,937      $       1.47


The options outstanding at December 31, 2000 are as follows:


                         Weighted-average      Weighted-average
Exercise   Number        remaining             exercise
price      outstanding   contractual life      price
--------   -----------   ----------------      -----------------
$  0.03     696,000           6.92                $  0.03
   1.13   1,076,056           7.97                   1.13
   2.33     639,000           9.13                   2.33
   2.50     780,881           9.62                   2.50
           -----------
          3,191,937

At December 31, 2000, 1,084,603 options outstanding were currently exercisable.


(6)        Preferred Stock

        (a)   Series A Redeemable Convertible Preferred Stock

On January 21, 1999, the Company completed a private placement of preferred stock with Monarch Partners' Venture Fund I, L.P., a Georgia limited partnership. The Company issued 300,000 shares of series A redeemable convertible preferred stock (Series A Preferred Stock) in exchange for gross proceeds of $1,012,500 ($3.375 per share). The Series A Preferred Stock is convertible into 900,000 share of common stock using a conversion price of $1.125 per share.

Series A Preferred Stock has voting rights equal to the number of shares of common stock into which such preferred stock is convertible. The Series A Preferred Stock is convertible at the option of the holder into such number of shares of common stock as is determined by dividing the original issue price of the Series A Preferred Stock by the applicable conversion price at the date of the conversion. In addition, holders of Series A Preferred Stock are entitled to elect one director of the Company.

Each share of outstanding Series A Preferred Stock is required to convert to common stock upon the closing of a firm commitment underwritten public offering by the Company of shares of common stock, provided the aggregate net proceeds from such offering to the Company are at least $15.0 million, and the post-offering market capitalization of the Company is at least $60.0 million.

The outstanding shares of Series A Preferred Stock are redeemable into cash after December 1, 2003 at the request of the majority of the holders of the then outstanding shares of Series A Preferred Stock at an amount equal to the greater of the then fair market value per share or the original issue price plus all declared but unpaid dividends. Amounts due to the preferred shareholders on redemption are payable in full on the redemption date, or, if such payment would cause the Company to become insolvent or in default of any loan or financing agreement, the preferred shareholders and the Company can establish a mutually agreeable payment schedule which shall not exceed two years.

Dividends on the Series A Preferred Stock are non-cumulative and may be declared at the sole discretion of the Board of Directors.

        (b)      Series B Redeemable Convertible Preferred Stock

The Company initiated a private placement of its preferred stock with various investors in 1999 which was completed on March 11, 2000. The Company issued 750,000 shares of series B redeemable convertible preferred stock (Series B Preferred Stock) in exchange for proceeds of $5,235,598 ($7.00 per share), net of direct financing costs of $14,402. The Series B Preferred Stock is convertible into 2,250,000 shares of common stock using a conversion price of $2.33 per share.

Series B Preferred Stock has voting rights equal to the number of shares of common stock into which such preferred stock is convertible. The Series B Preferred Stock is convertible at the option of the holder into such number of shares of common stock as is determined by dividing the original issue price of the Series B Preferred Stock by the applicable conversion price at the date of the conversion.

Each share of outstanding Series B Preferred Stock is required to convert to common stock upon the closing of a firm commitment underwritten public offering by the Company of shares of common stock, provided the aggregate net proceeds from such offering to the Company are at least $15.0 million, and the post-offering market capitalization of the Company is at least $60.0 million. The outstanding shares of Series B Preferred Stock are redeemable into cash after December 1, 2003 at the request of the majority of the holders of the then outstanding shares of Series B Preferred Stock at an amount equal to the greater of the then fair market value per share or the original issue price plus all declared but unpaid dividends. Amounts due to the preferred shareholders on redemption are payable in full on the redemption date, or, if such payment would cause the Company to become insolvent or in default of any loan or financing agreement, the preferred shareholders and the Company can establish a mutually agreeable payment schedule which shall not exceed two years.

Dividends on the Series B Preferred Stock are non-cumulative and may be declared at the sole discretion of the Board of Directors.

   (c)      Series C Redeemable Convertible Preferred Stock

On November 15, 2000, the Company completed a private placement of preferred stock with various investors. The Company issued 2,181,990 shares of series C redeemable convertible preferred stock (Series C Preferred Stock) in exchange for proceeds of $5,382,116 ($2.50 per share), net of direct financing costs of $72,859. The Series C Preferred Stock is convertible into 2,181,990 shares of common stock using a conversion price of $2.50 per share.

Series C Preferred Stock has voting rights equal to the number of shares of common stock into which such preferred stock is convertible. The Series C Preferred Stock is convertible at the option of the holder into such number of shares of common stock as is determined by dividing the original issue price of the Series C Preferred Stock by the applicable conversion price at the date of the conversion.

Each share of outstanding Series C Preferred Stock is required to convert to common stock upon the closing of a firm commitment underwritten public offering by the Company of shares of common stock, provided the aggregate net proceeds from such offering to the Company are at least $15.0 million, and the post-offering market capitalization of the Company is at least $60.0 million.

The outstanding shares of Series C Preferred Stock are redeemable into cash after December 1, 2003 at the request of the majority of the holders of the then outstanding shares of Series C Preferred Stock at an amount equal to the greater of the then fair market value per share or the original issue price plus all declared but unpaid dividends. Amounts due to the preferred shareholders on redemption are payable in full on the redemption date, or, if such payment would cause the Company to become insolvent or in default of any loan or financing agreement, the preferred shareholders and the Company can establish a mutually agreeable payment schedule which shall not exceed two years.

Dividends on the Series C Preferred Stock are non-cumulative and may be declared at the sole discretion of the Board of Directors.

(7)           Income Taxes

The differences in federal income taxes at the statutory rate of 34% and the provision for income taxes for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                                 December 31,
                                        2000        1999        1998
                                       ------      ------      -------
Expected income tax expense
 benefit at federal
 Statutory rate                   $ (3,978,000)  (1,235,000)  (881,000)
Permanent differences                   66,000       30,000     13,000
Other                                 (456,000)    (140,000)  (101,000)
Valuation allowance                  4,368,000    1,345,000    969,000
Provision (benefit)
for income taxes                  $          -            -          -

Deferred tax assets (liabilities) are comprised of the following:

                                                      December 31,
                                                2000                1999
                                            ------------        ------------
Deferred tax assets:
Net operating loss carryforward             $  6,655,000         2,305,000
Allowance for doubtful accounts                   76,000            27,000
Amortization of goodwill                          20,000             4,000
                                            ------------        ------------
                                               6,751,000         2,336,000
Deferred tax liability - depreciation and
Amortization                                     (70,000)          (23,000)

Net deferred tax assets,
 before valuation allowance                    6,681,000         2,313,000

Valuation allowance                           (6,681,000)       (2,313,000)

Net deferred tax asset                      $          -                 -

The Company records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future. The Company has recognized a full valuation allowance for the amount of net deferred tax asset at December 31, 2000 and 1999.

At December 31, 2000, the Company has a net operating loss carryforward for federal and state income tax purposes of approximately $17,533,000 which begins expiring in 2017.

e2  Communications, Inc.
Notes to Consolidated Financial Statements
December 31, 2000 and December 31, 1999

(8)           Lease Commitments

The Company leases its office space under operating leases. Total rental expense in 2000, 1999 and 1998 for all leases was $388,659, $113,127 and $43,806, respectively.



Future minimum lease payments under noncancelable leases at December 31, 2000 follow:

Year ending December 31,          Operating leases
------------------------          ----------------
2001                               $  317,340
2002                                  307,690
2003                                   25,641

Future minimum lease payments      $  650,671
                                  =================



(9)    Acquisitions

On October 1, 1999, the Company purchased the stock of e2 Europe Limited for approximately $84,000, through the issuance of 25,000 shares of common stock at $3.375 per share. The purchase price allocation resulted in approximately $174,000 of goodwill, which is being amortized over one year. Pro forma information required under Accounting Principles Board Opinion No. 16, Business Combinations, has not been presented as the results of operations for e2 Europe Limited are not significant.

The acquisition has been accounted for under the purchase method of accounting. The results of operations of e2 Europe Limited have been included in the Company's consolidated financial statements since the acquisition date.

Exhibit 7.4 Pro forma consolidated financial statements of e-Synergies, inc. for the year ended August 31, 2001.

                               E-SYNERGIES, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On November 15, 2001, e-Synergies, inc. ("e-Synergies") consummated the acquisition of e2 Communications, Inc., a Texas corporation ("e2"), as provided for in a Plan and Agreement of Merger dated October 12, 2001, as amended (the "Merger Agreement"), by and among e-Synergies, e2 Acquisition Corp., a Texas corporation and wholly owned subsidiary of e-Synergies ("e2 Acquisition"), and e2. Pursuant to the Merger Agreement, e2 Acquisition merged with and into e2 and e2 became a wholly owned subsidiary of e-Synergies. In connection with the transaction, e-Synergies issued 6,381,006 shares of its Common Stock, $.00001 par value ("Common Stock"), to all holders of more than 3,000 shares of common stock of e2 in exchange for such common stock and an aggregate of $18,920 in cash to all holders of 3,000 or less shares of common stock of e2 in exchange for such shares. Certain of the foregoing shares of e-Synergies Common Stock are being held in escrow to secure e2's indemnification obligations under the Merger Agreement. Such "escrow" shares and cash payment are considered a contingent liability and have not been included in the initial purchase transaction and associated calculation of goodwill.

            The following unaudited pro forma consolidated statements of operations present the effect of the transaction with e2 on a purchase basis. A pro forma consolidated balance sheet presenting the financial position of e-Synergies and e2 as of August 31, 2001 has not been included since the transaction has already been reflected in e-Synergies's latest interim consolidated financial statements filed on Form 10-QSB for the three month period ended November, 30, 2001.

            The unaudited pro forma consolidated give effect to the purchase by combining the historical statements of operations of e-Synergies and e2 for the year ended August 31, 2001 with necessary adjustments. For purposes of preparing this pro forma information, the transaction was assumed to be consummated at the beginning of the preceding fiscal year and at the beginning of the current fiscal year. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated for the periods noted, nor are they necessarily indicative of future operating results or financial position.

                                            E-Synergies, Inc.
                             Pro Forma Consolidated Statement of Operations
                                   For the year ended August, 31, 2001
                                               (Unaudited)

                      E2 Communications,   Pro Forma            Pro Forma
                      e-Synergies, Inc.    Inc. Consolidated    Consolidating   e-Synergies, Inc.
                      Consolidated         Consolidated         Entries         Consolidated
                      -----------------    ------------------   --------------  -----------------
Sales Revenue         $   2,503,404        $     7,746,360       $        -      $  10,249,764
Cost of Sales             1,587,174              2,435,511                -          4,022,685
Gross Profit                916,230              5,310,849                -          6,227,079
Operating Expenses        2,554,636             14,137,837(1)       503,429         17,195,902
Income (loss)
 from operations         (1,638,406)            (8,826,988)        (503,429)       (10,968,823)
Other Income (Expense):

Other income
 (expense), net                 585                 17,324                -             17,909
Interest expense, net        (5,828)                (3,033)               -             (8,861)
Gain on sale of
 fixed assets                 1,279                      -                -              1,279
Total other
 income (expense)            (3,964)                14,291                -             10,327
Net income (loss)     $  (1,642,370)       $    (8,812,697)     $  (503,429)     $ (10,958,496
Fully diluted
 loss per share       $       (0.10)        $            -      $         -      $       (0.50)
Shares outstanding       16,415,457                      -        5,382,439         21,797,896


(1)  To record the straight-line amortization of goodwill ($7,551,437) associated with the purchase over a fifteen year period.
